Exhibit 10.5

RESTRICTED STOCK UNIT GRANT NOTICE
FOR DIRECTORS
UNDER THE
ACUSHNET HOLDINGS CORP.
AMENDED AND RESTATED
2015 OMNIBUS INCENTIVE PLAN

Acushnet Holdings Corp. (the “Company”), pursuant to its Amended and Restated 2015 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units (“RSUs”) set forth below. The RSUs are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:                    [______________________]

Date of Grant:                [_______________]

Number of RSUs:                [______________________]

Vesting Commencement Date:        [_______________]

Vesting Schedule:    100% of the RSUs granted hereunder shall vest immediately upon the Date of Grant.

*    *    *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

ACUSHNET HOLDINGS CORP.	PARTICIPANT

By:
Name:	Name:
Title:

RESTRICTED STOCK UNIT AGREEMENT
FOR DIRECTORS
UNDER THE
ACUSHNET HOLDINGS CORP.
AMENDED AND RESTATED
2015 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the Acushnet Holdings Corp. Amended and Restated 2015 Omnibus Incentive Plan (the “Plan”), Acushnet Holdings Corp. (the “Company”) and the Participant agree as follows. The Grant Notice is incorporated into and deemed a part of this Restricted Stock Unit Agreement. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units (“RSUs”) provided in the Grant Notice (with each RSU representing an unfunded, unsecured right to receive one share of Common Stock upon vesting).

2.Vesting. Subject to the conditions contained herein and in the Plan, the RSUs shall vest as provided in the Grant Notice.

3.Settlement of Restricted Stock Units. The provisions of Section 9(d)(ii) of the Plan are incorporated herein by reference and made a part hereof. Except as otherwise elected pursuant to any election form submitted under the Acushnet Holdings Corp. Independent Directors Deferral Plan, payment in settlement of any vested RSU shall be made in Common Stock as soon as practicable following the applicable vesting date but in no event later than 60 days following such date.

4.Treatment of Restricted Stock Units Upon Termination. Except as provided in the Grant Notice, the provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.

5.Company; Participant.

(a)The term “Company” as used in this Agreement with reference to service with the Company shall include the Company and its subsidiaries.

(b)Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the RSUs may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6.Non-Transferability. The RSUs are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the RSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the RSU shall terminate and become of no further effect.

7.Rights as Stockholder. The Participant or a permitted transferee of the RSUs shall have no rights as a stockholder with respect to any share of Common Stock underlying an RSU unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock and, subject to Section 9 hereof, no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

8.Tax Withholding. The provisions of Section 14(d)(i) of the Plan are incorporated herein by reference and made a part hereof. Any required withholding will be satisfied by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the settlement of the Award a number of shares with a fair market value equal to such withholding liability, provided that the number of such shares may not have a fair market value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.

9.Dividend Equivalents. As of any date that the Company pays an ordinary cash dividend on its Common Stock, the Company shall credit the Participant with an amount equal to (a) the per share cash dividend paid by the Company on its Common Stock on such date, multiplied by (b) the total number of RSUs subject to the Award that are outstanding immediately prior to the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 9 shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original RSUs to which they relate; provided, however, that the Company will decide on the form of payment and may pay dividend equivalents in shares of Common Stock, in cash or in a combination thereof, in each case, without interest. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 9 with respect to any RSUs which, immediately prior to the record date for that dividend, have either been settled, cancelled or forfeited.

10.Clawback/Repayment. All RSUs shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) the Company’s Policy for Recoupment of Incentive Compensation, as amended from time to time, or any other clawback, forfeiture or similar policy adopted by the Board or the Committee and as in effect from time to time, and (2) applicable law. The Committee may also provide that if the Participant receives any amount in excess of the amount that the Participant should have otherwise received under the terms of the RSUs for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.

11.Detrimental Activity. Notwithstanding anything to the contrary contained in the Plan, the Grant Notice or this Restricted Stock Unit Agreement, if a Participant has engaged or engages in any Detrimental Activity, the Committee may, in its sole discretion, (1) cancel any or all of the RSUs, and (2) the Participant will forfeit any after-tax gain realized on the vesting of such RSUs, and must repay the gain to the Company.

12.Notice. Every notice or other communication relating to this Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s Executive Vice President, Chief Legal Officer and Corporate Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

13.No Right to Continued Service. This Agreement does not confer upon the Participant any right to continue as a service provider to the Company.

14.Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

15.Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

16.Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the

Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

17.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

18.Section 409A. To the extent applicable, it is intended that the RSUs granted hereunder are intended and shall be construed to comply with Section 409A of the Code (including the requirements applicable to, or the conditions for exemption from treatment as, a “deferral of compensation” or “deferred compensation” as those terms are defined in the regulations under Section 409A, whether by reason of short-term deferral treatment or other exceptions or provisions).